Exhibit (25) (a)

securities and exchange commission
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐ Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

UNION BANK, N.A.
(Exact name of Trustee as specified in its charter)
94-0304228
I.R.S. Employer Identification No.

400 California Street San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)
General Counsel
Union Bank, N.A.
400 California Street
Corporate Trust — 12th Floor
San Francisco, CA 94104
(415) 765-2945
(Name, address and telephone number of agent for service)
Hill-Rom Holdings, Inc.
(Issuer with respect to the Securities)

Indiana	35-1160484
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1069 State Route 46 East Batesville, Indiana	47006
(Address of Principal Executive Offices)	(Zip Code)
Debt Securities
(Title of the indenture securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.
a)	Name and address of each examining or supervising authority to which it is subject.
Office of the Comptroller of the Currency Washington, D.C. 20219
b)	Whether it is authorized to exercise corporate trust powers.
Trustee is authorized to exercise corporate trust powers.

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
None
In answering this item, the trustee has relied, in part, upon information furnished by the obligor, and the trustee disclaims responsibility for the accuracy or completeness of such information. The trustee has also examined its own books and records for the purpose of answering this item.

Items 3-15	Items 3-15 are not applicable because, to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.
1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.*

5.	Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939.

7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

8.	Not Applicable

9.	Not Applicable

*	Incorporated by reference to exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25.1 to the Form S-4 dated March 17, 2003 of Star Gas Partners, L.P. file number 333-103873.

SIGNATURE
     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, Union Bank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, State of California on the 28th day of January, 2009.

Union Bank, N.A.
By:	/S/ LUIS PEREZ
Luis Perez
Vice President

EXHIBIT 6
CONSENT OF THE TRUSTEE
REQUIRED BY SECTION 321(b) OF THE ACT
January 28, 2009
Securities and Exchange Commission
Washington, D.C. 20549
Ladies and Gentlemen:
In connection with the proposed issuance of debt securities of Hill-Rom Holdings, Inc., the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that reports of examinations of the undersigned by federal, state, territorial, or district authorities authorized to make such examinations may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.
Sincerely,
Union Bank, N.A.

By:	/S/ LUIS PEREZ
Luis Perez
Vice President

Exhibit 7

Consolidated Report of Condition of
Union Bank of California, National Association
of San Francisco in the State of California, at the close of business September 30, 2008, published in response to call made by the Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter 21541
BALANCE SHEET

Dollar Amounts
In Thousands
ASSETS

Cash and balances due from depository institutions:
Non-interest-bearing balances and currency and coin	$1,959,485
Interest-bearing balances	16,029
Securities:
Held-to-maturity securities	0
Available-for-sale securities	8,295,355
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices`	74,000
Securities purchased under agreements to resell	414,014
Loans and lease financing receivables:
Loans and leases held for sale	56,349
Loans and leases, net of unearned income	48,249,769
LESS: Allowance for loan and lease losses	580,474
Loans and leases, net of unearned income and allowance	47,669,295
Trading assets	729,417
Premises and fixed assets	474,520
Other real estate owned	13,922
Investments in unconsolidated subsidiaries and associated companies	403
Intangible assets:
Goodwill	355,287
Other intangible assets	4,859
Other assets	2,536,818

Total assets	62,599,753

Exhibit 7

Dollar Amounts
In Thousands
LIABILITIES

Deposits:
In domestic offices
Noninterest-bearing	13,694,297
Interest-bearing	26,876,985
In foreign offices, Edge and Agreement subsidiaries, and IBFs	3,563,606
Noninterest-bearing	0
Interest-bearing	1,795,656
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	418,963
Securities sold under agreements to repurchase	1,341,479
Trading liabilities	506,890
Other borrowed money	11,029,870
Subordinated notes and debentures	1,176,164
Subordinated notes payable to unconsolidated trusts issuing trust preferred securities, and trust preferred securities issued by consolidated special purpose entities	27,496
Other liabilities	1,039,305
Total liabilities	57,907,105

Minority interest in consolidated subsidiaries	0

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	159,835
Surplus	1,299,045
Retained earnings	5,050,682
Accumulated other comprehensive income	-612,155
Other equity capital components	-1,204,759

Total equity capital	4,692,648

Total liabilities, minority interest, and equity capital	62,599,753